Exhibit 10.1

June 12, 2015

ViaSat Technologies Limited

Sanford Lane, Wareham

Dorset, BH20 4DY, England

Attention: President

ViaSat, Inc.

6155 El Camino Real

Carlsbad, California 92009

Attention: Chief Financial Officer

Re: First Amendment to Credit Agreement (this “Amendment”)

Ladies and Gentlemen:

We refer to that certain Credit Agreement, dated as of March 12, 2015, among ViaSat Technologies Limited, a company incorporated under the laws of England (the “Borrower”), ViaSat, Inc., a Delaware corporation, JPMorgan Chase Bank, National Association, a national association organized and existing under the laws of the United States of America (the “Ex-Im Facility Agent”), and the Export-Import Bank of the United States (“Ex-Im”) (as amended, modified or supplemented from time to time, the “Credit Agreement”). Capitalized terms used herein and not defined shall have the meanings assigned to them in the Credit Agreement.

WHEREAS, the Borrower has requested to amend the Credit Agreement in certain respects in accordance with the terms of this Amendment; and

WHEREAS, pursuant to Section 14.08 of the Credit Agreement, Ex-Im has instructed the Ex-Im Facility Agent to amend the Credit Agreement (for itself and on behalf of Ex-Im) in accordance with the terms of this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

1. The definition of “Subsidiary” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety, with retroactive effect as of March 12, 2015, to read as follows:

““Subsidiary” shall mean, as of any date of determination and with respect to any Person, any corporation, limited liability company or partnership (whether or not, in any case, characterized as such or as a “joint venture”), whether now existing or hereafter organized or acquired: (a) in the case of a corporation or limited liability company, of which a majority of the Equity Interests (as defined in Annex F) having ordinary voting power for the election of directors or other governing body (other than securities having such power only by reason of the happening of a contingency) are at the time beneficially owned (either directly or indirectly) by such Person, or (b) in the case of a partnership, of which a majority of the partnership or other ownership interests are at the time beneficially owned (either directly or indirectly) by such Person. Notwithstanding the foregoing, except for purposes of Sections B.10(a)-(b), C.11, C.13 and C.14 of Annex F, the definitions in Annex F of Consolidated Total Assets, EBITDA, Net Income, Permitted Business and Pro Forma Basis and the calculations under Annex F of Senior Secured Leverage Ratio (with respect to the Indebtedness of the Guarantor and its Subsidiaries), Total Leverage Ratio (with respect to the Indebtedness of the Guarantor and its Subsidiaries) and Interest Coverage Ratio (with respect to the Interest Expense of the Guarantor and its Subsidiaries), Trellisware (as defined in Annex F) shall not be deemed to be a “Subsidiary” of the Guarantor unless it is a Wholly-Owned Subsidiary (as defined in Annex F), and the covenants set forth in Annex F shall not apply to Trellisware unless it is a Wholly-Owned Subsidiary.”

2. Except as amended hereby, all of the provisions of the Credit Agreement and the other Finance Documents shall remain unmodified and in full force and effect except that each reference to the “Agreement” in the Credit Agreement or words of like import in any Finance Document shall mean and be a reference to the Credit Agreement as amended hereby.

3. The governing law and venue provisions of Section 12 of the Credit Agreement are incorporated herein by this reference mutatis mutandis. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart hereof by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart. Each party shall execute and deliver such further documents, and perform such further acts, as may be reasonably necessary to achieve the intent of the parties as expressed in this Amendment.

[Remainder of page intentionally left blank.]

If you are in agreement with the foregoing, please execute this Amendment in the space provided below.

Very truly yours,

JPMORGAN CHASE BANK

By:	/s/ Lori Helmers
Name:	Lori Helmers
Title:	Executive Director

First Amendment to Ex-Im Credit Agreement

VIASAT TECHNOLOGIES LIMITED

By:	/s/ Bruce Dirks
Name:	Bruce Dirks
Title:	Director

VIASAT, INC.

By:	/s/ Shawn Duffy
Name:	Shawn Duffy
Title:	Senior Vice President and Chief Financial Officer

ACKNOWLEDGED AND AGREED:
EXPORT-IMPORT BANK OF THE UNITED STATES

By:	/s/ Nestor SyBing
Name:	Nestor SyBing
Title:	Managing Director Project & Corporate Portfolio Management Asset Management Division

First Amendment to Ex-Im Credit Agreement